Exhibit 10.1

NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

THIS NON-COMPETITION AND CONFIDENTIALITY AGREEMENT (this “Agreement”) dated the 31st day of March, 2006, is executed by the undersigned party (the “Undersigned”) and delivered to Prosperity Bancshares, Inc., a Texas corporation (“Prosperity Bancshares”), and Prosperity Bank, a Texas banking association (the “Bank”). Prosperity Bancshares and the Bank are collectively referred to herein as “Prosperity.”

WHEREAS, Prosperity Bancshares and SNB Bancshares, Inc., a Texas corporation (the “Company”) have entered into that certain Agreement and Plan of Reorganization dated as of November 16, 2005 (the “Merger Agreement”), pursuant to which the Company will merge with and into Prosperity Bancshares, with Prosperity Bancshares as the surviving entity (the “Merger”);

WHEREAS, Prosperity Bancshares has required as a condition to consummation of the Merger that the Undersigned execute and deliver this Agreement for the benefit of Prosperity;

WHEREAS, the Undersigned will receive pecuniary and other benefits as a result of the Merger;

WHEREAS, the Undersigned, as a director, executive officer and/or shareholder of the Company, as the case may be, has had access to certain Confidential Information (as hereinafter defined), including, without limitation, information concerning the Company’s business and the relationships between the Company, its Subsidiaries and their customers;

WHEREAS, the Undersigned recognizes that Prosperity Bancshares would not have entered into the Merger Agreement nor consummated the Merger without the Undersigned agreeing to the terms and conditions of this Agreement;

WHEREAS, any capitalized term not defined herein shall have the meaning set forth in the Merger Agreement; and

NOW, THEREFORE, in consideration of the good and valuable consideration contained in the Merger Agreement, the receipt and sufficiency of which are hereby acknowledged, the Undersigned hereby agree as follows:

1. The Undersigned agrees that he will not, at any time after the Effective Time of the Merger make any unauthorized disclosure, directly or indirectly, of any Confidential Information of the Company, or third parties, or make any use thereof, directly or indirectly. The Undersigned also agrees that he shall deliver promptly to Prosperity at any time at its reasonable request, without retaining any copies, all documents and other material in the Undersigned’s possession at that time relating, directly or indirectly, to any Confidential Information or other information of the Company, or Confidential Information or other information regarding third parties, learned in such person’s position as a director, officer or shareholder of the Company.

For purposes of this Agreement, “Confidential Information” means and includes the Company’s confidential and/or proprietary information and/or trade secrets, including those of its subsidiaries including Southern National Bank of Texas, that have been and/or will be developed or used and that cannot be obtained readily by third parties from outside sources. Confidential Information includes, but is not limited to, the: information regarding past, current and prospective customers and investors and business affiliates, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures, pricing, and pricing techniques; including contact names, services provided, pricing, type and amount of services used, financial data; pricing strategies and price curves; positions; plans or strategies for expansion or acquisitions; budgets; research; financial and sales data; trading methodologies and terms; communications information; evaluations, opinions and interpretations of information and data; marketing and merchandising techniques; electronic databases; models; specifications; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information; payments or rates paid to consultants or other service providers; and other such confidential or proprietary information. The term “Confidential Information” does not include any information that (i) at the time of disclosure or thereafter is generally available to and known to the public, other than by a breach of this Agreement by the disclosing party, (ii) was available to the disclosing party on a non-confidential basis from a source other than the non-disclosing party or (iii) was independently acquired or developed without violating any obligations of this Agreement. The Undersigned acknowledges that Prosperity’s business is highly competitive, that this Confidential Information constitutes a valuable, special and unique asset acquired by Prosperity in the Merger, and that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to Prosperity.

2. The Undersigned agrees that, for the period (the “Non-Competition Period”) beginning on the Effective Time of the Merger and for three (3) years thereafter, the Undersigned will not, in any capacity, directly or indirectly:

a)	compete or engage, anywhere in the geographic area comprised of the fifty (50) mile radius surrounding any Prosperity banking center, or any other banking center operated or owned directly or indirectly by Prosperity (the “Market Area”), in a business similar to that of Prosperity as of the date hereof;

b)	take any action to invest in, own, manage, operate, control, participate in, be employed or engaged by or be connected in any manner with any partnership, corporation or other business or entity engaging in a business similar to that of Prosperity anywhere within the Market Area. Notwithstanding the foregoing, the Undersigned is permitted hereunder to own, directly or indirectly, up to one percent (1%) of the issued and outstanding securities of any publicly traded financial institution conducting business in the Market Area;

c)	call on, service or solicit competing business from former customers of the Company or its Subsidiaries or customers of Prosperity or its Subsidiaries; or

d)	call on, solicit or induce any employee of Prosperity whom the Undersigned had contact with, knowledge of, or association with to terminate employment from Prosperity or its Affiliates, and will not assist any other person or entity in such activities.

3. The Undersigned acknowledges that the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect Prosperity’s acquisition of the Company and the goodwill thereof. The Undersigned acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Undersigned has been engaged in the business of the Company and the Undersigned’s relationship with the customers of the Company. The Undersigned further acknowledges that the restrictions contained herein are not burdensome to the Undersigned in light of the consideration paid therefor and the other opportunities that remain open to the Undersigned. Moreover, the Undersigned acknowledges that he has and will have other means available to him for the pursuit of his livelihood after the effective time of the Merger.

4. The Undersigned acknowledges and agrees that the breach of any of the covenants made by the Undersigned in this Agreement would cause irreparable injury to Prosperity, which could not sufficiently be remedied by monetary damages; and, therefore, that Prosperity shall be entitled to obtain such equitable relief as declaratory judgments; temporary, preliminary and permanent injunctions, without posting of any bond, and order of specific performance to enforce those covenants or to prohibit any act or omission that constitutes a breach thereof. If Prosperity must bring suit to enforce this Agreement, the prevailing party shall be entitled to recover its attorneys’ fees and costs related thereto.

5. In the event that Prosperity shall file a lawsuit in any court of competent jurisdiction alleging a breach of the non-disclosure or non-competition provisions of this Agreement by the Undersigned, then any time period set forth in this Agreement including the time periods set forth above, shall be deemed tolled as of the time such lawsuit is filed and shall remain tolled until such dispute finally is resolved either by written settlement agreement resolving all claims raised in such lawsuit or by entry of a final judgment in such lawsuit and the final resolution of any post-judgment appellate proceedings.

6. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

7. This Agreement shall not be amended, modified, or altered in any manner except in writing signed by both parties.

8. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall remain in full force and effect, as if this Agreement has been executed without any such invalid provisions having been included. Such invalid provision shall be reformed in a manner that is both (i) legal and enforceable, and (ii) most closely represents the parties’ original intent.

9. This Agreement shall be binding upon and shall inure to the benefit of Prosperity and its successors and assigns, including, without limitation, any successor by merger,

consolidation or stock purchase of Prosperity and any entity or person that acquires all or substantially all of the assets of Prosperity.

IN WITNESS WHEREOF, the Undersigned has caused this Agreement to be duly executed as of the date first written above.

UNDERSIGNED

/s/ Harvey Zinn
Harvey Zinn

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